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                                                                 EXHIBIT 99.k(i)

                                                      Draft -- November 16, 1995


                      STATE STREET BANK AND TRUST COMPANY

             SUBSCRIPTION RIGHTS DISTRIBUTION AND AGENCY AGREEMENT


          This Subscription Rights Distribution and Agency Agreement (the "Agreement") is made as of November __, 1995 between The Brazil Fund, Inc. (the "Company"), a Maryland corporation and State Street Bank and Trust Company, a national banking association, as subscription and distribution agent ("Agent"). Certain capitalized terms used herein without definition have the respective meanings specified therefor in the Prospectus (as defined below).

          WHEREAS, the Company proposes to make a subscription offer by issuing certificates or other evidences of subscription rights, in the form designated by the Company ("Subscription Certificates"), to shareholders of record ("Record Date Shareholders") of its Common Stock, par value $0.01 per share ("Common Stock"), as of a record date specified by the Company (the "Record Date"), pursuant to which each Record Date Shareholder will receive transferable rights (the "Rights") to subscribe to purchase shares of Common Stock, as described in the prospectus (the "Prospectus") included in the Form N-2 Registration Statement filed by the Company with the Securities and Exchange Commission on October 13, 1995, as amended by any amendments filed with respect thereto (the "Registration Statement");

          WHEREAS, the Company wishes the Agent to perform certain acts on behalf of the Company and the Agent is willing so to act, in connection with the distribution of the Subscription Certificates and the issuance and exercise of the Rights all upon the terms and conditions set forth herein and in the manner described in the Prospectus;

          NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree as follows:
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1.   The Company hereby appoints and authorizes the Agent to act on its behalf in accordance with the provisions hereof, and the Agent hereby accepts such appointment and agrees to so act.

2. (a) Each Subscription Certificate shall evidence the Rights of the Record Date Shareholder therein named to purchase Common Stock upon the terms and conditions therein and in the Prospectus set forth.

(b) Upon the written advice of the Company signed by its Chairman, President, Secretary or Assistant Secretary, as to the Record Date, the Agent shall, from a list of the Company's Shareholders as of the Record Date to be prepared by the Agent in its capacity as the Company's Transfer Agent, prepare and record Subscription Certificates in the names of the Record Date Shareholders, setting forth the number of Rights to subscribe to the Company's Common Stock calculated on the basis of one Right for each share recorded on the Company's books in the name of each such Record Date Shareholder as of the Record Date. Fractional Rights will not be issued. Each Subscription Certificate shall be dated as of the Record Date. Upon the written advice as to the effective date of the Registration Statement, the Agent shall as promptly as practicable deliver the Subscription Certificates, together with a copy of the Prospectus, to all Record Date Shareholders whose addresses are in the United States.

3. (a) Each Subscription Certificate shall be irrevocable and shall be fully transferable. The Agent shall maintain a register of Subscription Certificates and the holders of record thereof. Each Subscription Certificate shall entitle the holder to the rights set forth on the face thereof and set forth in the Prospectus.

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     (b) A Record Date Shareholder may exercise his Rights under the Primary
Subscription and Over-Subscription Privilege by delivery to the Agent in the manner specified in the Prospectus of (i) the Subscription Certificate with
                                       -
respect thereto, duly executed by such Record Date Shareholder in accordance with and as provided by the terms and conditions of the Subscription Certificate, together with (ii) the Subscription Price for each share of Common
                            --
Stock subscribed for by exercise of such Rights, in United States dollars in cash, by check, or money order drawn on a bank in the continental United States or by postal, telegraphic, or express money order, in each case payable to the order of the Company.

(c) Rights may be exercised at any time after the date of issuance of the Subscription Certificates with respect thereto but no later than 5:00 P.M. New York City Time on such date as the Company shall designate to the Agent in writing (the "Expiration Date"). For the purpose of determining the time of the exercise of any Rights, delivery of any material to the Agent shall be deemed to occur when such materials are received at the corporate office of the Agent specified in the Prospectus.

(d) Notwithstanding the provisions of Section 3(b) and 3(c) regarding delivery of an executed Subscription Certificate to the Agent prior to 5:00 P.M. New York City Time on the Expiration Date, if prior to such time the Agent receives notice of guaranteed delivery by telegram or otherwise from a bank, trust company or a New York Stock Exchange member guaranteeing delivery of (i) full payment for Shares purchased and subscribed for under
                  -
     the Primary Subscription and the Over-Subscription Privilege (if any) and

     (ii) a properly completed and executed Subscription Certificate, then such
     ---
     exercise of Primary Subscription Rights and the Over-Subscription

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     Privilege shall be regarded as timely, subject, however, to receipt of the duly executed Subscription Certificate and full payment for the Common Stock by the Agent within three business days after the Expiration Date.

(e) Within eight Business Days following the Expiration Date (the "Confirmation Date"), the Agent shall sent to each shareholder (or, if shares of Common Stock on the Record Date are held by Cede & Co. or any other depository or nominee, to Cede & Co. or such other depository or nominee), (A) a
                                                                   -
     confirmation showing (i) the number of Shares acquired pursuant to the
                           -
     Primary Subscription Rights, (ii) the number of Shares, if any, acquired
                                   --
     pursuant to the Over-Subscription Privilege, (iii) the per Share and total
                                                   ---
     purchase price for the Shares, (iv) any amount payable to the Shareholder
                                     --
     pursuant to Section 9, and (v) any excess to be refunded by the Company to
                                 -
     such Shareholder, in each case based on the Subscription Price; and (B) a
                                                                          -
     letter explaining the allocation of shares pursuant to the Over-Subscription Privilege. Any excess payment to be refunded by the Company to a Shareholder, shall be mailed by the Agent to the Shareholder as promptly as possible but in no event later than fifteen Business Days after the Expiration Date, as provided in Section 5 below.

4. If, after allocation of Shares to persons exercising Rights in the Primary Subscription, there remain unexercised Rights, then the Agent shall allot the Shares issuable upon exercise of such unexercised Rights (the "Remaining Shares") to persons exercising the Over-Subscription Privilege, in the amounts of such Over-Subscriptions. If the number of Shares for which the Over-Subscription Privilege has been exercised is greater than the Remaining Shares, the Agent shall allot the Remaining Shares to the persons exercising the Over-Subscription Privilege pro rata based solely

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on the number of Rights originally issued to them, as more fully described in the Prospectus. The Agent shall advise the Company immediately upon the completion of the allocation set forth above as to the total number of Shares subscribed and distributable.

5.   The Agent will deliver (i) certificates representing those Shares purchased
                             -
pursuant to the Primary Subscription as soon as practicable after the corresponding Rights have been validly exercised and full payment for such Shares has been received and cleared, it being understood that certificates representing those Shares subscribed for by the Dealer Manager upon its exercise of the corresponding Rights will be delivered to the Dealer Manager no later than the close of business on the Business Day following the day that full payment for such Shares has been received by the Agent; (ii) certificates
                                                         --
representing those Shares purchased pursuant to the Over-Subscription Privilege as soon as practicable after the Expiration Date and after all allocations have been effected; (iii) in the case of each holder of Rights whose Rights were sold
                ---
pursuant to Section 9, as promptly as possible but in no event later than fifteen Business Days after the Expiration Date, proceeds of such sale (provided, however, that proceeds of sales on behalf of Record Date Shareholders whose Subscription Certificates are undeliverable shall be held by the Agent until they are either claimed or escheated); (iv) in the case of each Record
                                              --
Date Shareholder who subscribed, pursuant to the Over-Subscription Privilege, for a greater number of Shares than was allotted to such Record Date Shareholder under Section 4, as promptly as possible but in no event later than fifteen Business Days after the Expiration Date, a refund in the amount of the difference between the purchase price delivered for the Shares subscribed for pursuant to such Over-Subscription Privilege and the purchase price of the Shares so allotted under Section 4 (an "Excess Payment"), and the Agent will deliver to the Company all interest accrued on such Excess

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Payment; (v) in the case of Record Date shareholders who are participants in the
          -
Dividend Reinvestment and Cash Purchase Plan, as promptly as possible but in no event later than fifteen Business Days after the Expiration Date, account statements reflecting a credit of uncertificated Shares for their Primary Subscription and Over-Subscription Shares unless such shareholders have elected to receive certificates.

6. (a) All proceeds received by the Agent from holders of Rights in respect of the exercise of Rights shall be held by the Agent, on behalf of the Company, in a segregated, interest-bearing account (the "Account") pending disbursement in the manner described in Section 6(b) below.

(b) The Agent shall deliver all proceeds received in respect of the exercise of the Rights (including interest earned thereon) to the Company as promptly as practicable after full payment in respect of such exercise has been received and cleared; provided that the Agent shall not deliver to the
                           --------
     Company proceeds in excess of the aggregate maximum offering price shown on the Registration Statement, and any such excess proceeds shall be held in the Account to fund Excess Payments after the Expiration Date.

7.   The Agent (a) shall supply the Company with a certified list of Record Date
                -
Shareholders and the number of shares owned of record by each and (b) shall
                                                                   -
promptly advise the Company as to the date of delivery of and the number of Common Stock issued pursuant to the exercise of Rights hereunder.

8. The Agent shall account promptly to the Company with respect to Rights exercised and concurrently account for all monies received and returned by the Agent with respect to the purchase of Shares of Common Stock upon the exercise of Rights.

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9.   The Agent shall use its best efforts to sell, at current market prices, either to the Dealer Manager or through the Dealer Manager on the New York Stock Exchange, on the terms set forth in the Prospectus, (i) all Rights submitted to
                                                     -
it for sale by Record Date Shareholders in accordance with the Prospectus, provided such Rights are received by the Agent at least one day prior to the Expiration Date, (ii) all Rights of Record Date Shareholders whose Subscription
                  --
Certificates remain unclaimed as a result of being returned by postal authorities as undeliverable as of the fourth Business Day prior to the Expiration Date, (iii) all Rights of Foreign Record Date Shareholders in respect
                  ---
of which no instructions have been received by the Agent by 12:00 noon, New York City time, two Business Days prior to the Expiration Date, and (iv) all Rights a
                                                                --
Record Date Holder is unable to exercise because such Rights represent the right to subscribe for less than one Share. To the extent permitted by applicable law, such sales will be made exclusively either to or through the Dealer Manager, and the Agent shall deliver the proceeds of such sales to the respective Record Date Holders net of commissions charged by the Dealer Manager. The Agent agrees to inform the Dealer Manager at reasonable intervals each Business Day during the Subscription Period (orally, to be followed by written confirmation) of the number of Rights available for sale pursuant to this Section 9.

10. In the event that the Agent does not receive, within three Business Days after the Expiration Date, any Certificate or amount due from a holder of Rights as specified in Section 3(d), then it shall take such action with respect to such Holder's Rights as may be instructed by telephone or in writing by the Company including without limitation (i) applying any payment actually received
                                      -
by it toward the purchase of the greatest whole number of Shares of common stock which could be acquired with such payment, (ii) allocating the Shares subject to
                                            --
such Rights to Record Date

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Shareholders who have exercised their Over-Subscription Privilege as set forth in the Prospectus, but have not been allocated the full number of shares requested, and (iii) selling all or a portion of the Shares of Common Stock
                ---
deliverable upon exercise of such Rights on the open market, and applying the proceeds thereof to the amount owed.

11. No Subscription Certificate shall entitle a holder of Rights to vote or receive dividends or be deemed the holder of Shares of Common Stock for any purpose, nor shall anything contained in any Subscription Certificate be construed to confer upon any holder of Rights any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any action by the Company (whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings or other action affecting shareholders or receive dividends or otherwise, until the Rights evidenced thereby shall have been exercised and the Shares of Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in this Agreement and in the Prospectus.

12. If the Agent is requested to issue a new Subscription Certificate to replace one that has been lost, stolen, mutilated or destroyed, the Agent may issue a new Subscription Certificate of like denomination in substitution for the Subscription Certificate so lost, stolen, mutilated or destroyed, subject to the conditions that the party requesting the replacement Subscription Certificate (i) provides appropriate indemnification to the Company, (ii) in the
             -                                                        --
case of a mutilated Subscription Certificate, surrenders such Subscription Certificate and (iii) complies with any such other conditions as the Agent in
                 ---
its discretion may impose.

13. (a) The Company covenants that all Shares of Common Stock issued on exercise of Rights set forth in

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

the Subscription Certificates will be validly issued, fully paid, nonassessable and free of preemptive rights (other than the Rights).

(b) The Company shall furnish to the Agent, upon request, an opinion of counsel satisfactory to the Agent to the effect that a registration statement under the Securities Act of 1933, as amended (the "Act"), is then in effect with respect to its Shares of Common Stock issuable upon the exercise of the Rights evidenced by the Subscription Certificates. Upon written advice to the Agent that the Securities and Exchange Commission shall have issued or threatened to have issued any order preventing or suspending the use of the Prospectus, or if for any reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act, the Agent shall cease acting hereunder until receipt of written instructions from the Company and such assurances as it may reasonably request that it may comply with such instruction without violation of the Act.

14. (a) Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to the corporate trust business of the Agent, shall be the successor to the Agent hereunder without the execution or filing of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor agent. In case at the time such successor to the Agent shall succeed to the agency created by this Agreement, any of the Subscription Certificates shall have been countersigned but not delivered, any such successor to the Agent may adopt the countersignature of the original agent and deliver such Subscription Certificates so countersigned,

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

and in case at that time any of the Subscription Certificates shall not have been countersigned, any successor to the Agent may countersign such Subscription Certificates either in the name of the predecessor Agent or in the name of the successor Agent, and in all such cases such Subscription Certificates shall have the full force provided in the Subscription Certificates and in this Agreement.

(b) In case at any time the name of the Agent shall be changed and at such time any of the Subscription Certificates shall have been signed but not delivered, the Agent may adopt the signature under its prior name and deliver Subscription Certificates so signed, and in case at that time any of the Subscription Certificates shall not have been signed, the Agent may sign such Subscription Certificates either in its prior name or in its changed name, and in all such cases such Subscription Certificates shall have the full force provided in the Subscription Certificates and this Agreement.

15. The Company agrees to pay to the Agent from time to time, on demand of the Agent, reasonable compensation for all services rendered by it hereunder and also its reasonable expenses and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder, all as set forth in the Rights Subscription Fee Schedule attached hereto.

16. The Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions:

(a) Whenever in the performance of its duties under this Agreement the Agent shall deem it necessary or desirable that any fact or matter be proved or established, prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board or President or a Vice President or the Secretary or Assistant Secretary or the Treasurer of the Company delivered to the Agent, and such certificate shall be full authorization to the Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(b) The Agent shall not be responsible for and the Company shall indemnify and hold the Agent harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to all actions of the Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence, willful misconduct, or material breach of this Agreement.

(c) Nothing herein shall preclude the Agent from acting in any other capacity for the Company or for any other legal entity.

(d) The Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any officer referred to in subsection (a) above of the Company and to apply to any such officer of the Company for advice or instructions in connection with its duties, and shall be indemnified and not liable for any action taken or suffered by it in good faith in accordance with instructions of such officer.

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

     (e) The Agent shall be indemnified and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in reliance upon any Subscription Certificate or certificate for Common Stock, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document that it reasonably believes to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

(f) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

17. The Agent may, without the consent or concurrence of the shareholders in whose names Subscription Certificates are registered, by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in a Subscription Certificate that it shall have been advised by counsel (who may be counsel for the Company) and are appropriate to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error therein or herein contained, and which shall not be inconsistent with the provisions of the Subscription Certificate except insofar as any such change may confer additional rights upon the holders of Rights.

18. (a) Except as provided in Subsection (c) below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

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     (b) This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

(c) The Agent may, without further consent on the part of the Company subcontract for the performance hereof with (i) Boston Financial Data
                                                  -
     Services, Inc., a Massachusetts Corporation ("BFDS"), which is duly registered as a transfer agent pursuant to Section 17(c)(1) of the Securities Exchange Act of 1934 or (ii) the current third party vendor
                                         --
     utilized by BFDS; provided, however, that the Agent shall be as fully responsible to the Company for the acts and omissions of any agent or subcontractor as it is for its own acts and omissions.

19. All covenants and provisions of this Agreement by or for the benefit of the Company or the Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

20. The validity, interpretation and performance of this Agreement shall be governed by the law of the Commonwealth of Massachusetts.


STATE STREET BANK                       THE BRAZIL FUND, INC.
AND TRUST COMPANY


By:                                     By:
   ----------------------------            ----------------------------
     Vice President                     Title:


Dated:                                  Dated:
      -------------------------               -------------------------

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